Exhibit 99.1

News Release

SOUTHERN ENERGY HOMES, INC.

SOUTHERN ENERGY HOMES ANNOUNCES MANAGEMENT CHANGES:
KEITH W. BROWN APPOINTED VICE PRESIDENT OF SUPPLY DIVISIONS,
STEPS DOWN AS CHIEF FINANCIAL OFFICER AND MEMBER OF THE BOARD
DAN BATCHELOR PROMOTED TO EXECUTIVE VICE PRESIDENT

FOR IMMEDIATE RELEASE

Contact: James Hasty Corporate Controller (256) 747-8589

Addison, AL, July 8, 2002 — - — Southern Energy Homes, Inc. (Nasdaq — SEHI) today announced that Keith W. Brown is stepping down as chief financial officer and resigning from the board of directors and that Dan E. Batchelor has been promoted to the additional position of executive vice president.

Mr. Brown will remain with the Company as vice president of the supply division, a newly created position, and will also continue to oversee the Company’s joint ventures. The Company has begun a search for a new chief financial officer.

“Keith Brown was here in the beginning and has played a major role in taking Southern Energy Homes from a single manufacturing plant in 1982 to a public company currently with five home manufacturing facilities, 12 retail centers, three supply companies and a finance and small insurance segment.” said Keith Holdbrooks, chief executive officer. “Keith will use his many years of experience and valuable connections within the home manufacturing industry to further develop our supply segments, and we are pleased that the Company will continue to have the benefit of his expertise as we move forward.” The Company’s supply divisions consist of Classic Panel Designs, which supplies laminated and other interior wall panels, Wind-Mar Supply, which provides windows, doors and countertops, and Trimmasters, which produces wood molding and trim finishing, and is a provider of wood components and dining furniture. These divisions sell products both to the Company’s own manufactured housing segment and to third-party customers.

Mr. Brown said, “I am looking forward to the challenge of developing and growing the supply division of Southern Energy Homes into a division as successful and as profitable as our manufacturing division. We see a great opportunity within the Company to develop these ancillary products that will increase our quality, efficiencies and profitability.”

Mr. Brown, 46, served as chief financial officer of the Company since 1982, treasurer since 1983, executive vice president since 1996 and a director since 1989.

Dan Batchelor, formerly vice president and general counsel, will continue as general counsel in addition to serving as executive vice president.

“Dan has done an excellent job in managing the legal aspects of the Company along with risk management, strategic planning and many special projects,” said Keith Holdbrooks, chief executive officer. “We expect to rely on him extensively in the future, as he helps position Southern Energy Homes for growth and working toward its primary objective, which is to be recognized for providing the highest quality homes and having outstanding customer service.”

Mr. Batchelor, 49, practiced commercial and tort litigation and business law for almost twenty years before joining the Company in 1998. Mr. Batchelor received his B.A. in economics from the University of Virginia in 1974, J.D. from Cumberland School of Law in 1978, and LL.M. from the University of Miami School of Law in 1979. He is admitted to practice in Alabama, Georgia and Florida and various federal jurisdictions.

Southern Energy Homes, Inc. operates five home manufacturing facilities in Alabama and Texas, 12 retail sales centers in four states and three supply companies in Alabama. Currently marketed under four brand names, the Company’s homes are sold in twenty-two states. In addition to its manufacturing, retail sales and component supply operations, the Company’s operations also include finance and a small insurance segment.

This press release contains forward-looking statements that involve risks and uncertainties concerning the Company’s expected financial performance, as well as its strategic and operational plans, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from those predicted, and reported results should not be considered as an indication of future performance. The potential ris ks and uncertainties include, among others, the Company’s ability to adjust to management changes; the cyclical and seasonal nature of markets for our products; competitive pricing pressures at both the wholesale and retail levels; changes in market demand; the impact of cost reduction programs and other management initiatives; and the availability of financing for prospective purchasers of our products, the highly competitive nature of the manufactured housing industry; and other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

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